EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-20033 and 333-71057) and Form S-3 (Nos. 333-33604, 333-37770, 333-73365 and 333-58217) of iGate Corporation of our report dated April 29, 2005 relating to the financial statements and financial statement schedule which appears in this Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP

Pittsburgh, Pennsylvania

March 13, 2006